CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2014 relating to the financial statements and financial statement schedules which appear in Everest Reinsurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

July 9, 2014